UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2006

Polymer Holdings LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123749	20-0411521
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Boulevard, Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 12, 2006, Polymer Holdings LLC ("Holdings") and its wholly owned subsidiary Kraton Polymers LLC issued a press release announcing the amendment (the "Amendment") of the senior secured credit facilities among Kraton, as borrower, Holdings and certain of its other U.S. subsidiaries as guarantors, Goldman Sachs Credit Partners L.P. as lead arranger and syndication agent, UBS AG, Stamford Branch as administrative agent for the various lenders and as collateral agent and Morgan Stanley Senior Funding Inc., Credit Suisse, Cayman Islands Branch and General Electric Capital Corporation, as documentation agents (as amended, the "Amended Credit Facilities"). The Amendment, which takes effect as of the date of this announcement, provides for a new term loan facility of $385 million that has lower interest rates than the existing $360 million term loan and matures in 2013.

The press release announcing this amendment is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 -- Press Release dated May 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polymer Holdings LLC

May 15, 2006	By:	/s/ Raymond K. Guba

Name: Raymond K. Guba
Title: Vice President and Chief Financial Officer

Kraton Polymers LLC

May 15, 2006	By:	/s/ Raymond K. Guba

Name: Raymond K. Guba
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 12, 2006.